SECURED PROMISSORY NOTE


$2,800,000.00
                                                as of January 31, 2001


          Country Tonite Branson, LLC, a Nevada limited liability company ("Maker"), for value received, hereby promises to pay to the order of BounceBack Technologies.com, Inc., a Minnesota corporation ("Payee"), at 707 Bienville Blvd, Ocean Springs, Mississippi 39564 or at such other place as the holder hereof may from time to time designate in writing to the Maker, subject to the terms hereof, the principal sum of Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00), in legal tender of the United States of America, together with interest on the outstanding principal balance at a rate of ten (10%) percent per annum. Interest only payments on the outstanding principal amount shall be made on a monthly basis, beginning on March 1, 2001 and on the first day of each month thereafter. Principal together with any and all unpaid interest accrued thereon shall be due and payable not later than July 31, 2001, without notice, presentment or demand.

          This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of a certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), by and among Maker, On Stage Entertainment, Inc., a Nevada corporation, Payee, Country Tonite Enterprises, Inc., a Nevada corporation, and CRC of Branson, Inc., a Missouri corporation.

          The unpaid principal of this Note and interest accrued thereon may be prepaid, in whole or in part, without premium or penalty. All payments hereunder, including, without limitation, any partial prepayment, shall be applied first to all costs and expenses due Payee pursuant to the terms of this Note, then to late charges and accrued and unpaid interest and the balance, if any, to principal outstanding hereunder. Interest as aforesaid shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          If any payment of principal or interest hereunder is not made within five days of the date the same shall become due, Maker shall also pay Payee a late charge equal to five percent of each such past due payment.

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          As security for the due and punctual payment of all indebtedness hereunder, Maker and Payee have entered into a certain Security Agreement of even date herewith (the ?Security Agreement?) pursuant to which Maker has granted to Payee a security interest in the Business (as defined in the Asset Purchase Agreement), including without limitation the Purchased Assets (as defined in the Asset Purchase Agreement).

          The occurrence and continuance of any one of the following events shall be deemed to be a default under this Note, thereby entitling Payee, with or without notice to Maker to declare the entire unpaid balance of principal immediately due and payable, and thereafter to exercise any and all remedies provided under this Note or the Security Agreement, or otherwise available to Payee in law or in equity:

          (a) failure of Maker to make any payment of principal or interest due under this Note or the $650,000 Secured Short Term Note when due; or

          (b) breach of Maker in the performance or observance of any of its material covenants, agreements or obligations, other than an obligation of payment, contained herein, under the Asset Purchase Agreement or the Security Agreement, and the continuance of such breach without cure within any applicable cured period; or

          (c) should Maker become insolvent or unable to pay its debts as they mature, suspend business, be adjudicated bankrupt, or insolvent, or suffer or permit the appointment of a receiver or trustee of or for its business or property; or

          (d) the sale, disposition or other transfer of any kind by Maker, in one or more transactions, of all or substantially all of the business or assets of Maker; or

          (e) the merger, reorganization, dissolution or liquidation of Maker, or the taking of any corporate action by Maker for the purpose of facilitating the same.

          Presentment, notice of non-payment, notice of dishonor and protest are waived by Maker.

          This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving any effect to any choice of law or conflict of law provisions or rule (whether of the State of Nevada or of any jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

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     IN WITNESS WHEREOF and intending to be legally bound, the Maker has caused this Note to be signed by its duly authorized officers.


                                       Country Tonite Branson, LLC


                                       By:________________________________
                                          Timothy J. Parrott, President and CEO

          On Stage Entertainment, Inc., a Nevada corporation, does hereby guarantee the payment and performance by Maker of the within Note.

                                       On Stage Entertainment, Inc.



                                       By:________________________________
                                          Timothy J. Parrott, President and CEO



                                       Attest:________________________
                                              _______________, Secretary